As filed with the Securities and Exchange Commission on June 22, 2017.

Registration No. 333-17573

Registration No. 33-50113

Registration No. 33-48295

Registration No. 33-28079

Registration No. 33-15815

Registration No. 2-96891

Registration No. 2-81244

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-17573

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-50113

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-48295

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-28079

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-15815

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 2-96891

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 2-81244

UNDER

THE SECURITIES ACT OF 1933

CONAGRA BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0248710
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

222 W. Merchandise Mart Plaza, Suite 1300, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Conagra Brands Retirement Income Savings Plan

Conagra Brands Retirement Income Savings Plan for Hourly Rate Production Employees

(Full title of the plans)

Colleen Batcheler

Executive Vice President, General Counsel and Corporate Secretary

Conagra Brands, Inc.

222 W. Merchandise Mart Plaza, Suite 1300

Chicago, Illinois 60654

(312) 549-5000

With a copy to:

Mike Solecki

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114

(216) 586-7103

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Conagra Brands, Inc., a Delaware corporation (the “Company” or the “Registrant”), is filing this Post-Effective Amendment to deregister any and all securities that remain unsold under the Company’s Registration Statements on Form S-8 (Nos. 333-17573, 33-50113, 33-48295, 33-28079, 33-15815, 2-96891 and 2-81244) (collectively, the “Registration Statements”), which relate to: (i) the Conagra Brands Retirement Income Savings Plan and (ii) the Conagra Brands Retirement Income Savings Plan for Hourly Rate Production Employees (collectively, the “Plans”). The Registration Statements registered shares (“Shares”) of common stock of the Company, par value $5.00 per share (“Common Stock”), along with an indeterminate amount of plan interests (collectively with the Shares, the “Securities”), to be offered and sold pursuant to the Plans.

The Plans no longer offer Common Stock as an investment option. Accordingly, the Company hereby terminates the effectiveness of the Registration Statements and, pursuant to the undertakings contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the Securities that had been registered for issuance but remain unsold at the termination of the offering, the Company hereby removes from registration any remaining Securities that were registered for issuance pursuant to the Registration Statements and that remain unsold as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing an amendment on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, as of the 22nd day of June, 2017.

CONAGRA BRANDS, INC.

By:	/s/ David S. Marberger
	Name:	David S. Marberger
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed below by or on behalf of the following persons in the capacities indicated as of the 22nd day of June, 2017.

Signature	Title

/s/ Sean M. Connolly Sean M. Connolly	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ David S. Marberger David S. Marberger	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Robert G. Wise Robert G. Wise	Senior Vice President and Corporate Controller (Principal Accounting Officer)

/s/ Bradley A. Alford Bradley A. Alford	Director

/s/ Thomas K. Brown Thomas K. Brown	Director

/s/ Stephen G. Butler Stephen G. Butler	Director

/s/ Thomas W. Dickson Thomas W. Dickson	Director

/s/ Steven F. Goldstone Steven F. Goldstone	Director

/s/ Joie A. Gregor Joie A. Gregor	Director

/s/ Rajive Johri Rajive Johri	Director

/s/ Richard H. Lenny Richard H. Lenny	Director

/s/ Ruth Ann Marshall Ruth Ann Marshall	Director

/s/ Craig P. Omtvedt Craig P. Omtvedt	Director

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, as of the 22nd day of June, 2017.

CONAGRA BRANDS RETIREMENT INCOME SAVINGS PLAN
CONAGRA BRANDS RETIREMENT INCOME SAVINGS PLAN
FOR HOURLY RATE PRODUCTION EMPLOYEES

By:	/s/ Ryan Egan
Name: Ryan Egan
Title: Vice President of Human Resources